                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Protein Polymer Technologies, Inc. Employee Stock Purchase Plan of our report dated January 30, 1997, with respect to the financial statements of Protein Polymer Technologies, Inc., included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

                                       ERNST & YOUNG LLP



San Diego, California
April 28, 1997